CONTACT:

Steve Handy, Senior Vice President and Chief Financial Officer
(949) 975-1550
steve.handy@smawins.com

EVC Group, Inc.
Douglas Sherk/Jennifer Beugelmans
(415) 896-6820
dsherk@evcgroup.com

SM&A ANNOUNCES CORRECTIONS TO RECORDING OF STOCK BASED COMPENSATION EXPENSE

Company to Record a $1.6 Million Non-Cash, After Tax Charge to Correct Its Accounting for Stock
Based Compensation Expenses; Fourth Quarter of 2004 and First and Second Quarters of 2005 to Be
Restated

NEWPORT BEACH, CA, May 15, 2006—SM&A (Nasdaq: WINS), today announced its previously issued financial statements as of and for the fiscal years ended December 31, 2005 and 2004, as filed in the Company’s Form 10-K dated February 24, 2006, will be restated. The Company will restate its financial results, as a result of non-cash charges, for the fourth quarter of 2004, the first quarter of 2005, the second quarter of 2005, and the fiscal years ended December 31, 2004 and 2005 from those results previously reported. There will be no changes to the Company’s cash balance, cash flows, total assets, total liabilities, and total shareholders’ equity as of the applicable dates. The Company will file an amendment to its Form 10-K for the year ended December 31, 2005 in order to restate the audited financial statements contained therein. The Company plans to file both the amended Form 10-K/A and its first quarter of 2006 Form 10-Q on May 15, 2006. The first quarter 2006 financial information reported on Form 10-Q is not affected by the restatement.

The Company fully disclosed the transactions in its previous Form 10-K and Form 10-Q filings, however, the transactions were not accounted for properly as required by accounting literature applicable to these transactions, including EITF-0023. The Audit Committee, jointly with the Company’s management, analyzed the impact of the accounting treatment with respect to the stock option plan on the Company’s historical financial results and concluded that the error in the accounting treatment warranted the restatements. The Audit Committee has discussed its determination to restate the Company’s financial statements as discussed above with Ernst & Young LLP, the Company’s independent registered public accounting firm.

In connection with the restatement, the Company expects to record a non-cash charge to its consolidated statement of operations of $424,000 ($257,000 net of taxes) in the fourth quarter of 2004 and $98,000 ($59,000 net of taxes) in the first quarter of 2005 and $2.1 million ($1.3 million net of taxes) in the second quarter of 2005. The financial statements for the years ended December 31, 2005 and 2004 will have to be restated to incorporate these interim period adjustments. There is no impact on the Company’s consolidated statements of income for the interim periods after the three and six month periods ended June 30, 2005.

Safe Harbor Statement
The statements in this news release that refer to expectations for fiscal year 2006 are forward-looking statements that involve a number of risks and uncertainties. Any one or number of factors could cause actual results to differ materially from expectations, and could include: shift in demand for SM&A’s competition management and performance assurance services; fluctuations in the size, timing, and duration of client engagements; delays, cancellations, or shifts in emphasis for competitive procurement activities; declines in future defense, information technology, homeland security, new systems, and research and development expenditures, and other risk factors listed in SM&A’s SEC reports, including the report on Form 10-K/A for the year ended December 31, 2005. Actual results may differ materially from those expressed or implied. The company expressly does not undertake a duty to update forward-looking statements.

About SM&A
SM&A is the world’s leading provider of business strategy and proposal development services that enhance clients’ ability to win competitive procurements, and a leading provider of program management support services that enhance clients’ ability to perform profitably on the programs they’ve won. Since 1982, SM&A has managed in excess of 1,000 proposals worth more than $340 billion for its clients, and has an 85% win rate on awarded contracts. In addition, SM&A’s more than 300 employees and consultants provide program management, systems engineering, and expert support to major industrial customers in the defense, homeland security, aerospace, information technology, and engineering sectors. SM&A also provides systems engineering, program planning and other high-value technical support services to such high priority national programs as the Joint Strike Fighter program, the U.S. Army’s transformational systems, and America’s missile defense efforts. Additional information about SM&A is available on the Internet at www.smawins.com.